UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2023

Cytokinetics, Incorporated

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50633	94-3291317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Oyster Point Boulevard
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 624-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CYTK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 27, 2023, Cytokinetics, Incorporated ("Cytokinetics") announced positive topline results from SEQUOIA-HCM (Safety, Efficacy, and Quantitative Understanding of Obstruction Impact of Aficamten in HCM), the pivotal Phase 3 clinical trial of aficamten in patients with symptomatic obstructive hypertrophic cardiomyopathy ("HCM").

The results of SEQUOIA-HCM show that treatment with aficamten significantly improved exercise capacity compared to placebo, increasing peak oxygen uptake (pVO2) measured by cardiopulmonary exercise testing ("CPET") by a least square mean difference (95% CI) of 1.74 (1.04 - 2.44) mL/kg/min (p=0.000002). The treatment effect with aficamten was consistent across all prespecified subgroups reflective of patient baseline characteristics and treatment strategies, including patients receiving or not receiving background beta-blocker therapy.

Statistically significant (p<0.0001) and clinically meaningful improvements were also observed in all 10 prespecified secondary endpoints, including Kansas City Cardiomyopathy Questionnaire Clinical Summary Score ("KCCQ-CSS") at weeks 12 and 24, the proportion of patients with ≥1 class improvement in New York Heart Association ("NYHA") functional class at weeks 12 and 24, change in provoked left ventricular outflow tract gradient ("LVOT-G") and proportion <30 mmHg at weeks 12 and 24, as well as exercise workload and guideline-eligibility for septal reduction therapy.

Aficamten was well-tolerated in SEQUOIA-HCM with an adverse event profile comparable to placebo. Treatment emergent serious adverse events occurred in 8 (5.6%) and 13 (9.3%) patients on aficamten and placebo, respectively. Core echocardiographic left ventricular ejection fraction ("LVEF") was observed to be <50% in 5 patients (3.5%) on aficamten compared to 1 patient (0.7%) on placebo. There were no instances of worsening heart failure or treatment interruptions due to low LVEF.

The full results from SEQUOIA-HCM will be presented at an upcoming medical conference.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the "Act"). Cytokinetics disclaims any intent or obligation to update these forward-looking statements and claims the protection of the Act’s Safe Harbor for forward-looking statements. Examples of such statements include, but are not limited to, statements express or implied relating to the properties or potential benefits of aficamten or any of our other drug candidates and our ability to obtain regulatory approval for aficamten for the treatment of obstructive hypertrophic cardiomyopathy or any other indication from FDA or any other regulatory body in the United States or abroad. Such statements are based on management’s current expectations, but actual results may differ materially due to various risks and uncertainties, including, but not limited to the risks related to Cytokinetics’ business outlines in Cytokinetics’ filings with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and Cytokinetics’ actual results of operations, financial condition and liquidity, and the development of the industry in which it operates, may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that Cytokinetics makes in this press release speak only as of the date of this press release. Cytokinetics assumes no obligation to update its forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOKINETICS, INCORPORATED

Date:	December 27, 2023	By:	/s/ John O. Faurescu
John O. Faurescu, Esq. Associate General Counsel & Secretary